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                                                                    EXHIBIT 10.2

AGREEMENT made as of January 1, 1995



BETWEEN


(1)  L.A. GEAR, INC. ("Gear")

(2)  ASCO GENERAL SUPPLIES (FAR EAST) LIMITED
     (registered in The Bahamas, No. 1,511,818) ("ASCOBAH")

SUPPLEMENTAL to a Sourcing Agreement, dated as of April 28, 1992 between Gear and Lasco Sports Limited ("Sourcing Agreement") (the benefits of and obligations upon Lasco Sports Limited now being vested in ASCOBAH).

In consideration of the mutual agreements contained herein and other good and valuable consideration, the parties hereto agree as follows:

1. The parenthetical reference to Schedule 2 contained in the first sentence of Clause 1 Appointment shall be, and hereby is, deleted. ASCOBAH agrees and acknowledges that it shall serve, on a non-exclusive basis, as a sourcing representative in the Territory in respect of the Products.

2. Clause 2. Sourcing Fee shall be amended and restated to read in its entirety as follows:

   (a) *** Material omitted and filed separately with SEC pursuant to a request for confidential treatment***

   (b) *** Material omitted and filed separately with SEC pursuant to a request for confidential treatment***

   (c) *** Material omitted and filed separately with SEC pursuant to a request for confidential treatment***

   (d) *** Material omitted and filed separately with SEC pursuant to a request for confidential treatment***

  (e) On or prior to January 31, 1996, 1997, and 1998, Gear shall pay to ASCOBAH, if necessary, an amount equal to the Sourcing Fee for the previous year calculated in accordance with subparagraphs (b) and (c) of this Clause 2 in excess of the guaranteed sourcing fee calculated and paid in accordance with subparagraph (d) of this Clause 2.
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  (f)  Within thirty (30) days following the end of each calendar month during the term of this Agreement, ASCOBAH shall deliver to Gear a statement of Throughput for the immediately preceding calendar month, such statement identifying the manufacturers' or suppliers' invoices for such Throughput.

  (g) Within thirty (30) days following the end of each calendar month during the term of this Agreement, ASCOBAH shall deliver to Gear a statement of the operating costs in respect of ASCOBAH's activities for Gear during the immediately preceding calendar month.

  (h) Neither ASCOBAH nor any of its affiliates shall accept from any person any remuneration for any services it provides toward the acquisition of any Products purchased by Gear other than the Sourcing Fee. Notwithstanding the foregoing, if ASCOBAH or any of its affiliates receives remuneration in connection with its services hereunder from any third party, ASCOBAH shall promptly pay such amount to Gear. Except as expressly set forth in the Agreement, ASCOBAH shall be entitled to no compensation or reimbursement by Gear for its services under this Agreement."

3. The first sentence of Clause 5. Termination shall be amended and restated to read in its entirety as follows:

     "Except as specifically provided in this Agreement, this Agreement shall remain in effect from the date hereof until December 31, 1997 and shall continue in force thereafter unless terminated by either party as of the end of any calendar month upon at least six months' prior written notice given not earlier than March 30, 1997."

4. ASCOBAH and Gear each hereby acknowledge that is Gear's intention to become more pro-active in the management and administration of ASCOBAH's activities for Gear, provided, however, that unless specifically set forth in writing as an amendment to the Sourcing Agreement, the duties and obligations of ASCOBAH under the Sourcing Agreement (as above amended) shall not be varied or deleted as a result of such intention. The organizational chart for ASCOBAH and details of appropriate cost authorization thresholds and operational controls in respect of ASCOBAH's activities for Gear are attached hereto as Schedule A. On or prior to October 1 of each calendar year during the term of this Agreement, ASCOBAH shall deliver to Gear an statement of the budgeted fixed costs for the following calendar year, which budgeted fixed costs shall include an annual contribution of USD 150,000 to group corporate overhead.
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5. The Sourcing Agreement as above amended is hereby confirmed.

IN WITNESS WHEREOF, Gear and ASCOBAH have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                    L.A. GEAR, INC.

                                    BY:  /c/ W.L. Benford
                                         Name:
                                         Title:

                                    ASCO GENERAL SUPPLIES (FAR EAST) LIMITED

                                    BY:  /c/ Patrick K.K. Tang
                                         Name:
                                         Title: